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                                                                    EXHIBIT 12.2


                             J.P. MORGAN CHASE & CO.


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS



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
Year Ended December 31, (in millions, except ratios)                                      2000
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
EXCLUDING INTEREST ON DEPOSITS

INCOME BEFORE INCOME TAXES                                                            $  8,733
                                                                                      --------
Fixed charges:
  Interest expense                                                                      16,296
  One-third of rents, net of income from subleases(a)                                      212
                                                                                      --------
Total fixed charges                                                                     16,508
                                                                                      --------
Less: Equity in undistributed income of affiliates                                        (150)
                                                                                      --------
Earnings before taxes and fixed charges, excluding capitalized interest               $ 25,091
                                                                                      --------
Fixed charges, as above                                                               $ 16,508
Preferred stock dividends                                                                   96
                                                                                      --------
FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS                                     $ 16,604
                                                                                      --------
Ratio of earnings to fixed charges and preferred stock dividend requirements              1.51
                                                                                      --------

INCLUDING INTEREST ON DEPOSITS

FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS, AS ABOVE                           $ 16,604
Add: Interest on deposits                                                               10,835
                                                                                      --------
TOTAL FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS AND INTEREST ON DEPOSITS      $ 27,439
                                                                                      --------
Earnings before taxes and fixed charges, excluding capitalized interest, as above     $ 25,091
Add: Interest on deposits                                                               10,835
                                                                                      --------
TOTAL EARNINGS BEFORE TAXES, FIXED CHARGES AND INTEREST ON DEPOSITS                   $ 35,926
                                                                                      --------
Ratio of earnings to fixed charges and preferred stock dividend requirements              1.31
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(a) The proportion deemed representative of the interest factor.

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